Exhibit 10.1

FIRST AMENDMENT OF LEASE

This First Amendment of Lease (“First Amendment”) is entered into effective as of the 1st day of June, 2004, by and between SOUTHCENTER III & IV INVESTORS, LLC, a Delaware limited liability company (the “Landlord”), and Pixelworks, Inc., an Oregon corporation (the “Tenant”).

RECITALS

A.                                   Landlord and Tenant entered into that certain Lease Agreement dated April 16, 1999 (the “Lease”), pursuant to which Tenant leased from Landlord the floor area consisting of approximately 23,400 rentable square feet (“Premises”) located at 7720 SW Mohawk Street, Tualatin, OR 97062, and more particularly described in Exhibit A to the Lease.

B.                                     The parties now wish to extend the term of the Lease, and make certain other amendments to the Lease as set forth below.  Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.  References herein to the Lease shall include this First Amendment and the Lease, except where the context otherwise requires.

TERMS AND CONDITIONS

NOW, THEREFORE, in consideration of the above recitals, the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                       Recitals and Conflicts. The foregoing recitals are true and correct and incorporated herein by this reference.  In the event of any conflict between any of the terms and provisions of the Lease and this Amendment, the latter controls.

2.                                       Premises. The Premises as described in the Lease shall be increased to 24,113 rentable square feet, as more particularly shown on Exhibit A attached hereto and incorporated by this reference.  The increase in size reflects a re-measurement of the Premises in accordance with NAIOP standards and not an actual expansion of the usable area in the Premises.  The provisions of Exhibit B regarding improvements to the Lease have been fulfilled and Exhibit B hereby deleted from the Lease. Tenant acknowledges that Landlord is not obligated to make any improvements to the Premises with respect to this Lease extension and that the Premises are in satisfactory condition “as is”.

3.                                       Lease Term Extension. The current Lease Term expires on May 31, 2004 (the “Current Term”). The Lease Term is hereby extended for twenty six (26) months commencing June 1, 2004 and ending July 31, 2006 (the “Extension Term”). Tenant has no further options to renew or extend the Lease and Section 56 of the Lease regarding the previous renewal option is deleted.

4.                                       Base Rent. During the Extension Term, Tenant shall pay to Landlord, in advance on the first day of each month, without further notice or demand and without abatement, offset, rebate, credit or deduction for any reason whatsoever, the monthly installments listed in the following table (the “Base Rent”):

Months	Sq. Ft.	Base Rate per Square Foot	Annual Base Rent	Monthly Base Rent

6/1/04 – 7/31/04	24,113	x$0	=$0	=$0
8/1/04 – 5/31/05	24,113	x$18.44	=$444,643.72	=$37,053.64
6/1/05 – 7 /31/06	24,113	x$18.99	=$457,905.87	=$38,158.82

5.                                       Brokers. Landlord and Tenant each represents and warrants to the other that neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker in the negotiation or making of this First Amendment, except that the parties agree and consent that the Landlord is represented by CB Richard Ellis Real Estate Services, Inc., and the Tenant is represented by Integrated Commercial Property

Services (ICPS). Each party agrees to indemnify and hold harmless the other from any claim or claims, and costs and expenses, including attorneys’ fees, incurred by the indemnified party in conjunction with any such claim or claims of any other broker or brokers to a commission in connection with this First Amendment as a result of the actions of the indemnifying party.

6.                                       Attorney’s Fees. In the event of any action at law or in equity between the parties to enforce any of the provisions hereof, any unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees (including costs and expenses incurred in connection with all appeals) incurred by the successful party, and these costs, expenses and attorneys’ fees may be included in and as part of the judgment.  A successful party shall be any party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment.

7.                                       Miscellaneous. The Lease as modified herein remains in full force and effect and is hereby ratified by Landlord and Tenant.  This First Amendment shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns.  Neither party shall record this First Amendment.  This First Amendment contains the entire agreement of Landlord and Tenant with respect to the extension of the Lease Term, and may not be amended or modified except by an instrument executed in writing by Landlord and Tenant.

8.                                       Counterparts. This First Amendment may be signed in counterparts.  A fax transmission of a signature page will be considered an original signature page.  At the request of a party, the other party will confirm a fax-transmitted signature page by delivering an original signature page to the requesting party.

The parties have executed this First Amendment as of the date first above written.

LANDLORD:		TENANT:

SOUTHCENTER III & IV INVESTORS, LLC,		PIXELWORKS, INC., an Oregon corporation
a Delaware limited liability corporation

By: UBS Realty Investors, LLC, a Massachusetts limited		By:	/s/ Hans Olsen
liability company			Hans Olsen, Executive Vice President
Its Manager

By:	/s/ Timothy J. Cahill
Timothy J. Cahill, Director
Director - Asset Management